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                                                                     EXHIBIT 2.1

                               BWAY FINANCE CORP.

                                 $ 200,000,000.00
                     10% SENIOR SUBORDINATED NOTES DUE 2010

                               PURCHASE AGREEMENT

                                                               November 21, 2002

DEUTSCHE BANK SECURITIES INC.
31 West 52nd Street
New York, New York  10019

Ladies and Gentlemen:

          BWAY Finance Corp., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchaser"), as set forth below.

          1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser (the "Offering") $200,000,000 aggregate principal amount of its 10% Senior Subordinated Notes due 2010 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of November 27, 2002 by and between the Company and The Bank of New York, as Trustee (the "Trustee"). In connection with the consummation of the Transactions (as defined below), as discussed in the Final Memorandum (as defined herein), BWAY Corporation, a Delaware corporation ("BWAY"), pursuant to an Assumption Agreement by and among BWAY, the Company and BWAY Manufacturing, Inc. (as defined below) (the "Assumption Agreement"), in the form attached to the Escrow Agreement (as defined below), and pursuant to a Supplemental Indenture, in the form attached to the Escrow Agreement, by and among the Trustee, BWAY, the Company and BWAY Manufacturing, Inc. (the "Supplemental Indenture"), will assume the obligations of the Company under the Notes, the Indenture, this Agreement, the Registration Rights Agreement and the Escrow Agreement (as each term is defined herein). Pursuant to the Supplemental Indenture, BWAY Manufacturing, Inc., a Delaware corporation ("BWAY Manufacturing" and together with the Company and BWAY, the "Issuers") will also unconditionally guarantee (the "Guarantee") the Notes on a senior subordinated basis in accordance with the applicable terms of the Indenture and, pursuant to the Assumption Agreement, BWAY Manufacturing, will guarantee BWAY's obligations under this Agreement, the Registration Rights Agreement and the Escrow Agreement.

          The Notes will be offered and sold to the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the "Act"), in reliance on exemptions therefrom.

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          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated November 8, 2002 (the "Preliminary Memorandum") and a final offering memorandum dated November 21, 2002 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and of BWAY and any material developments relating to the Company or to BWAY occurring after the date of the most recent historical financial statements included therein.

          The Notes are being sold in connection with (i) the consummation of a merger (the "Merger") of BCO Acquisition, Inc., a Delaware corporation ("BCO Acquisition"), a company which, as of the date hereof, is wholly-owned by affiliates of Kelso & Company, L.P. ("Kelso"), with and into BWAY, pursuant to an Agreement and Plan of Merger dated as of September 30, 2002 (as the same may be amended, the "Merger Agreement") and (ii) BWAY's tender offer for, and consent solicitation with respect to, up to $100,000,000 aggregate principal amount of its outstanding 10 1/4% Senior Subordinated Notes (the "10 1/4% Senior Subordinated Notes") due 2007 (the "Tender Offer"), pursuant to an offer to purchase by BWAY. The date of consummation of the Merger and execution of the Assumption Agreement and the Supplemental Indenture is referred to as the "Transactions Closing Date."

          On the Transactions Closing Date, BWAY expects to enter into an amended and restated credit agreement (the "Credit Agreement") with Deutsche Bank Trust Company Americas, as agent, and certain lenders thereto whereby BWAY will be provided with a $90 million revolving credit facility, subject to borrowing base and other limitations in the Credit Agreement.

          The Offering, the Tender Offer, the Merger and the related borrowings under the Credit Agreement are collectively referred to as the "Transactions."

          The Initial Purchaser and its direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Act.

          On the Closing Date (as defined in Section 3 below), the Company will deposit with The Bank of New York, as escrow agent (the "Escrow Agent") the proceeds (the "Escrowed Funds") of the Offering, together with certain other funds made available to the Company (the "Escrowed Funds"). Upon the satisfaction of certain conditions as set forth in an escrow agreement to be dated as of the Closing Date among the Company, the Trustee and the Escrow Agent (the "Escrow Agreement"), including the assumption by BWAY of the Company's obligations under the Notes and the Indenture pursuant to the Supplemental Indenture (the "BWAY Assumption"), the portion of the Escrowed Funds equal to the net proceeds of the Offering, after giving effect to the payment by the Company of all fees and expenses hereunder, including without limitation

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under Sections 3(b) and 6 hereof, will be released to BWAY and the balance of the Escrowed Funds will be released to the Company.

          2. Representations and Warranties. The Company represents and warrants to and agrees with the Initial Purchaser that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at the Closing Date contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions (i) made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company in writing by the Initial Purchaser expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto or
     (ii) made in any Memorandum (including all supplements and amendments thereto) that are corrected in the Final Memorandum, as amended and supplemented to the date hereof.

          (b) To the Company's knowledge, BWAY has the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the direct and indirect subsidiaries of BWAY are listed in Schedule 2 attached hereto (each, a "Subsidiary" and collectively, the "Subsidiaries"); as of the Closing Date, after giving effect to the Transactions, all of the outstanding shares of capital stock of BWAY and the Subsidiaries will be duly authorized and validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights; all of the outstanding shares of capital stock of BWAY and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability or voting (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and those arising under the Credit Agreement and the Securityholders Agreement to be entered into in connection with the Merger as described in the Offering Memorandum (the "Securityholders Agreement"); and except as set forth in the Final Memorandum, the Merger Agreement or the proxy statement relating to the approval of the Merger by BWAY's stockholders (as amended or supplemented, the "Proxy Statement"), as of the Closing Date or as provided for in the Securityholders Agreement, there will be no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in BWAY or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Final Memorandum, the Merger Agreement or the Proxy Statement, BWAY does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

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          (c) Each of the Company, BWAY and the Subsidiaries is duly incorporated, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Final Memorandum; each of the Company, BWAY and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of BWAY and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

          (d) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be substantially in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement (or issued by the Company in accordance with the Registration Rights Agreement and the Indenture, in the case of the Exchange Notes and the Private Exchange Notes), will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principals or equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefore may be brought. Upon the due authorization, execution and delivery of the Supplemental Indenture and the Assumption Agreement by BWAY and each of the other parties thereto (or, in the case of the Exchange Notes and the Private Exchange Notes, upon the issuance by BWAY in accordance with the Registration Rights Agreement and the Indenture), the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, will constitute valid and legally binding obligations of BWAY, entitled to the benefits of the Indenture, and enforceable against BWAY in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

          (e) The Guarantor has all requisite corporate power and authority to execute, deliver and perform its obligations under the Guarantee and the Guarantee of the Exchange

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     Notes and the Private Exchange Notes. Upon the due authorization, execution and delivery of the Supplemental Indenture and the Assumption Agreement by BWAY, BWAY Manufacturing and each of the other parties thereto, the Guarantee will constitute a valid and legally binding obligation of BWAY Manufacturing, entitled to the benefits of the Indenture and enforceable against BWAY Manufacturing in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

          (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly authorized by all requisite corporate action of the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company and, upon the due authorization, execution and delivery of the Supplemental Indenture by BWAY and each of the other parties thereto, of BWAY enforceable against BWAY in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought.

          (g) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company and, upon the due authorization, execution and delivery of the Assumption Agreement by BWAY and each of the other parties thereto, of BWAY enforceable against BWAY and BWAY Manufacturing in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Escrow Agreement. The Escrow Agreement

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     has been duly and validly authorized by the Company and, when duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Escrow Agent and the Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought. Assuming the due authorization, execution and delivery of the Assumption Agreement by each of the parties thereto, the Escrow Agreement will constitute a valid and legally binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefore may be brought.

          (i) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Assumption Agreement. Assuming the due authorization, execution and delivery of the Assumption Agreement by each of the parties thereto, the Assumption Agreement will constitute a valid and legally binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefore may be brought.

          (j) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

          (k) Except as disclosed in the Final Memorandum, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchaser or the consummation by the Issuers of the Transactions, except (i) such as may be required in connection with the Merger, (ii) such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Notes by the Initial Purchaser or the issuance by any Issuer of the Exchange Notes or the Private Exchange Notes, (iii) the approval of the requisite lenders under the Credit Agreement, dated as of May 22, 2001, by and among Armstrong Containers, Inc.,

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     BWAY, BWAY Manufacturing and the other parties thereto, as amended (as the case may hereinafter be amended, the "Credit Agreement"), (iv) the registration under applicable law of the Exchange Notes and the Private Exchange Notes (if applicable) and the qualification of the Indenture under the TIA, (v) the approval by BWAY's stockholders of the Transactions and
     (vi) the requisite consents from the holders of BWAY's 10 1/4% Senior Subordinated Notes and, in all cases, except where the failure to obtain such consent, approval, authorization or order would not, individually or in the aggregate have a Material Adverse Effect. None of the Issuers is (i) in violation of its certificate of incorporation or bylaws, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

          (l) Except as disclosed in the Final Memorandum, the execution, delivery and performance by the Company of this Agreement, the Indenture, the Registration Rights Agreement, the Escrow Agreement, the Assumption Agreement, the execution, delivery and performance by BWAY and BWAY Manufacturing of the Assumption Agreement, the Supplemental Indenture and the consummation by the Issuers of the Transactions (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, and except with respect to (x) the Credit Agreement and (y) the indenture governing BWAY's 10 1/4% Senior Subordinated Notes, (ii) the certificate of incorporation or bylaws of the Company or of BWAY or any of the Subsidiaries or (iii) (assuming (x) compliance with all applicable state securities or "Blue Sky" laws, (y) the registration under applicable law of the Exchange Notes and the Private Exchange Notes (if applicable) and the qualification of the Indenture under the TIA and (z) the accuracy of the representations and warranties of the Initial Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or to BWAY or any of the Subsidiaries or any of their respective properties or assets, except as may be required in connection with the Merger, and except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

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          (m) The audited consolidated financial statements of BWAY included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of BWAY and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein or in the notes thereto. The summary and selected financial and statistical data, exclusive of pro forma data, in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. To the Company's knowledge, Deloitte & Touche LLP (the "Independent Accountants") is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

          (n) The pro forma financial statements (including the notes thereto) included in the Final Memorandum present fairly in all material respects the information shown therein and have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements under the Act and have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial statements included in the Final Memorandum are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (o) Except as disclosed in the Final Memorandum, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which BWAY or any of the Subsidiaries is a party, or to which the respective property or assets of BWAY or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that, if determined adversely to BWAY or any of the Subsidiaries, would, individually or in the aggregate, have a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

          (p) Each of the Company, BWAY and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company, BWAY and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material

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     impairment of the rights of the holder of any such Permit, except where the failure to fulfill and perform such obligations, or such revocation, termination or material impairment would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Company, BWAY or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (q) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described in the Final Memorandum, (i) none of the Company, BWAY or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate have a Material Adverse Effect, (ii) none of the Company, BWAY or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by BWAY) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of BWAY or the Subsidiaries.

          (r) Except as disclosed in the Merger Agreement or the Proxy Statement, each of the Company, BWAY and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and, except as disclosed in the Merger Agreement or the Proxy Statement, other than tax deficiencies which BWAY or any Subsidiary, as the case may be, is contesting in good faith and for which BWAY or such Subsidiary, as the case may be, has provided adequate reserves, there is no tax deficiency that has been asserted against BWAY or any of the Subsidiaries that would have, individually or in the aggregate, a Material Adverse Effect.

          (s) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company, BWAY and the Subsidiaries believe to be reliable and accurate.

          (t) None of the Company, or any agent acting on its behalf and, upon BWAY's and BWAY Manufacturing's due authorization, execution and delivery of the Supplemental Indenture and the Assumption Agreement, none of BWAY, the Subsidiaries or any agent acting on their behalf, has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

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          (u) Each of the Company, BWAY and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Final Memorandum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which BWAY or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against BWAY or such Subsidiary, as the case may be, and to the knowledge of the Company, are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect. BWAY and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, ("Intellecutal Property Rights"), except where the failure to own or possess such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect and none of BWAY or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

          (v) There are no legal or governmental proceedings involving or affecting BWAY or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not generally described in the Final Memorandum.

          (w) Except as disclosed in the Final Memorandum and except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of BWAY and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of BWAY and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of BWAY or any of the Subsidiaries, threatened against BWAY or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by BWAY or any of the Subsidiaries, (E) none of BWAY or the Subsidiaries

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

     has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of BWAY or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (x) There is no strike, labor dispute, slowdown or work stoppage with the employees of BWAY or any of the Subsidiaries that is pending or, to the knowledge of the Company, threatened.

          (y) Except as disclosed in the Final Memorandum, each of BWAY and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

          (z) None of the Company, BWAY or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which BWAY or any of the Subsidiaries makes or ever has made a contribution and in which any employee of BWAY or of any Subsidiary is or has ever been a participant which liability would have, individually or in the aggregate, a Material Adverse Effect. With respect to such plans, BWAY and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA, except for such noncompliances which would not, individually or in the aggregate, have a Material Adverse Effect.

          (aa) Each of the Company, BWAY and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is

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

     permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

          (bb) None of the Company, BWAY or the Subsidiaries is or will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (cc) The Notes, the Indenture, the Registration Rights Agreement and the Escrow Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

          (dd) No holder of securities of BWAY or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement or, upon the due authorization, execution and delivery of the Assumption Agreement by BWAY and BWAY Manufacturing, by BWAY under the registration statements required to be filed by BWAY pursuant to the Registration Rights Agreement, other than as expressly permitted thereby.

          (ee) Immediately after the consummation of the Transactions, the fair value and present fair saleable value of the assets of each of BWAY and the Subsidiaries (on a consolidated basis) will exceed the sum of its stated liabilities and identified contingent liabilities; none of BWAY or the Subsidiaries (on a consolidated basis) is, nor will any of BWAY or the Subsidiaries (on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the Transactions (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (ff) None of the Company, or its Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, and, to the knowledge of the Company, none of BWAY, the Subsidiaries or any of their respective Affiliates, has, directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchaser in
     Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchaser in the manner contemplated by this Agreement to register any of the Notes under the Act or to qualify the Indenture under the TIA.

          (gg) No securities of BWAY or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange

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

     registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (hh) The Company, has not, and to the knowledge of the Company, none of BWAY or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

          (ii) None of the Company or any of its Affiliates or any person acting on its or their behalf and, to the knowledge of the Company, none of BWAY, the Subsidiaries or any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchaser), has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Notes; the Company and its Affiliates and each person acting on its or their behalf and, to the knowledge of the Company, BWAY, the Subsidiaries and any of their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchaser), have complied with the offering restrictions requirement of Regulation S.

          3. Purchase, Sale and Delivery of the Notes. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase the Notes in the amount set forth on Schedule 1 hereto from the Company at 100% of their principal amount. One or more certificates in definitive form for the Notes that the Initial Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchaser requests upon notice in writing to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchaser, against payment by or on behalf of the Initial Purchaser of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 8:00 A.M., New York time, on November 27, 2002, or at such other place, time or date as the Initial Purchaser, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchaser at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

          (b) The Company agrees, and pursuant to the Assumption Agreement BWAY will agree, to pay the Initial Purchaser on the Transactions Closing Date, by wire transfer of immediately available funds, a fee of 3% of the net proceeds of the Offering (i.e., $6,000,000). To the extent the Company fails to pay any such amounts, BWAY shall assume all such payment amounts under the Assumption Agreement.

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

          4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

          5. Covenants of the Company. The Company covenants and agrees with the Initial Purchaser that:

          (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given its consent (which consent shall not be unreasonably withheld). The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel for the Initial Purchaser, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchaser.

          (b) The Company will cooperate with the Initial Purchaser in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

          (c) If, at any time prior to the earlier of (i) completion of the distribution by the Initial Purchaser of the Notes or the Private Exchange Notes and (ii) two years from the Closing Date, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchaser thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchaser and to counsel for the Initial Purchaser as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchaser may reasonably request.

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

          (e) Upon BWAY's and BWAY Manufacturing's due authorization, execution and delivery of the Supplemental Indenture and the Assumption Agreement, BWAY will apply the net proceeds from the sale of the Notes as set forth under "Use of Proceeds" in the Final Memorandum.

          (f) For so long as any of the Notes remain outstanding, the Company, and, upon BWAY's and BWAY Manufacturing's due authorization, execution and delivery of the Supplemental Indenture and the Assumption Agreement, BWAY will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company or BWAY to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company or BWAY with the Commission or any national securities exchange on which any class of securities of BWAY may be listed.

          (g) Prior to the Closing Date, the Company will furnish to the Initial Purchaser, as soon as they have been prepared, a copy of any unaudited interim financial statements of BWAY for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (h) None of the Company, BWAY (with respect to BWAY, upon BWAY's and BWAY Manufacutring's due authorization, execution and delivery of the Supplemental Indenture and the Assumption Agreement) or any of their and BWAY Manufacturing's Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes.

          (i) None of the Company or BWAY (with respect to BWAY, upon BWAY's and BWAY Manufacturing's due authorization, execution and delivery of the Supplemental Indenture and the Assumption Agreement) will, and will not permit its Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

          (j) For so long as any of the Notes remain outstanding, the Company and, upon BWAY's and BWAY Manufacturing's due authorization, execution and delivery of the Supplemental Indenture and the Assumption Agreement, BWAY, will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to
     Section 13 or 15(d) of the Exchange Act.

          (k) The Company will use its best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL Market") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

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

          (l) In connection with Notes offered and sold in an off shore transaction (as defined in Regulation S) the Company will not register any transfer of such Notes not made in accordance with the provisions of Regulation S.

          6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchaser of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchaser of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and fees and disbursements of counsel for the Initial Purchaser relating thereto, (vi) expenses in connection with any meetings with prospective investors in the Notes, (vii) fees and expenses of the Trustee in connection with the Indenture and the Notes, including reasonable fees and expenses of counsel, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Notes. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchaser of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchaser upon demand for all reasonable and itemized out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchaser) that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and sale of the Notes.

          7. Conditions of the Initial Purchaser's Obligations. The obligation of the Initial Purchaser to purchase and pay for the Notes shall be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchaser shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchaser, of Debevoise & Plimpton, counsel for the Company substantially in the form set forth in Exhibit B attached hereto.

          (b) On the Closing Date, the Initial Purchaser shall have received the opinion, in form and substance satisfactory to the Initial Purchaser, dated as of the Closing Date, and addressed to the Initial Purchaser, of Cahill Gordon & Reindel, counsel for the Initial Purchaser, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchaser may reasonably require. In rendering such opinion,

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

     Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (c) The Initial Purchaser shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchaser.

          (d) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Company shall have performed in all material respects all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (e) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

          (f) Except as described in the Final Memorandum, subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of BWAY or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

          (g) The Initial Purchaser shall have received a certificate of the Company, dated the Closing Date, signed on behalf of the Company by its Chairman of the Board, President or any Vice President and the Vice President and Secretary, to the effect that:

               (i) The representations and warranties of the Company contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) At the Closing Date, except as described in the Final Memorandum, since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no

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

          event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

               (iii) The sale of the Notes hereunder has not been enjoined (temporarily or permanently).

          (h) On the Closing Date, the Initial Purchaser shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect.

          (i) On the Closing Date, the Escrow Agreement shall have been executed and delivered by all parties thereto.

          On or before the Closing Date, the Initial Purchaser and counsel for the Initial Purchaser shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of each of the Company, BWAY and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchaser and counsel for the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchaser shall reasonably request.

          8. Offering of Notes; Restrictions on Transfer. (a) The Initial Purchaser represents and warrants that it is a qualified institutional buyer (as defined in Rule 144A under the Act, a "QIB"). The Initial Purchaser agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Notes only from, and will offer the Notes only to (A) in the case of offers inside the United States, persons whom the Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the

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

Final Memorandum (or, if the Final Memorandum is not in existence, in the most recent Memorandum).

          (b) The Initial Purchaser represents and warrants with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Notes, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Notes from it during the restricted period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the Securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

          Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

          (c) The Initial Purchaser will deliver to each purchaser of Notes from such Initial Purchaser, in connection with its original distribution of Notes, a copy of the Final Memorandum.

          9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement made by the Company in Section 2 hereof;

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

               (ii) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto; or

               (iii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse, as incurred, the Initial Purchaser and each such controlling person for any legal or other expenses incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission (i) made in any Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein or (ii) (x) if it is established in the related proceeding that the Initial Purchaser failed to send or deliver a copy of the Final Memorandum as then amended or supplemented to the person asserting such loss, claim, damage, or liability prior to the written confirmation of such sale (provided that the Company has complied with its obligations under Section 5(d) hereof), and (y) the untrue statement or alleged untrue statement or omission or alleged omission was completely corrected in the Final Memorandum as then amended or supplemented and the Final Memorandum as then amended or supplemented does not contain any other untrue statement or alleged untrue statement or omission or alleged omission that was the subject matter of the related proceeding. The indemnity provided for in this Section 9 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld. The Initial Purchaser shall not, without the prior written consent of the Company, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Company is or could have been a party, or indemnity could have been sought hereunder by the Company, unless such settlement (A) includes an unconditional written release of the Company, in form and substance reasonably satisfactory to the Company, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Company.

          (b) The Initial Purchaser agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto, or necessary

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to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser, furnished to the Company by the Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties. The Initial Purchaser shall not be liable under this Section 9 for any settlement of any claim or action effected without its consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Initial Purchaser, effect any settlement or compromise of any pending or threatened proceeding in respect of which the Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by the Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchaser, in form and substance reasonably satisfactory to the Initial Purchaser, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Initial Purchaser.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations under this Agreement to any indemnified party other than the indemnification obligation provided in paragraphs (a) and
(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified

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party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or
(ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and the Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or the Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchaser agree that it would not be equitable if the amount of such

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contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by the Initial Purchaser under this Agreement, less the aggregate amount of any damages that the Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Company, each officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

          10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements made pursuant to this Agreement or contained in the certificates of the Company, submitted hereto, shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchaser or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

               (i) any of BWAY or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchaser, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchaser, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of BWAY or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto) which makes it impracticable or inadvisable to proceed with the offering and the delivery of the Notes as contemplated by the Final Memorandum;

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

               (ii) trading in securities of BWAY or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

               (iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in securities settlement or clearance services in the United States;

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

               (v) any securities of BWAY shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Section 10 hereof.

          12. Information Supplied by the Initial Purchaser. The statements set forth in the second sentence of the third paragraph, third sentence of the fifth paragraph, the sixth paragraph and the seventh paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Company for the purposes of Sections 2(a) and 9 hereof.

          13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchaser, shall be mailed or delivered to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10017, Attention:
Corporate Finance Department, with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: John A. Tripodoro, Esq.; if sent to the Company, shall be mailed or delivered to the Company at 8607 Roberts Drive, Suite 250, Atlanta, Georgia 30350, Attention: Kevin Kern; with a copy to Debevoise & Plimpton, 919 Third Avenue, New York, New York 10022, Attention:
Stephen R. Hertz, Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

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

          14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchaser will be deemed a successor because of such purchase.

          15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

          16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

                                               Very truly yours,

                                               BWAY FINANCE CORP.

                                               By: /s/ James J. Connors II
                                                   --------------------------
                                                   Name:  James J. Connors II
                                                   Title: Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


DEUTSCHE BANK SECURITIES INC.

By:  /s/ Carl Mayer
     --------------------------
     Name:  Carl Mayer
     Title: Managing Director

By:  /s/ Sean C. Murphy
     --------------------------
     Name:  Sean C. Murphy
     Title: Vice President

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                                                                      SCHEDULE 1

                                                                 Principal
Initial Purchaser                                                Amount of Notes
-----------------                                                ---------------

Deutsche Bank Securities Inc. .......................            $ 200,000,000

                                                                      SCHEDULE 2

                    Direct and Indirect Subsidiaries of BWAY

Name                                              Jurisdiction of Incorporation
----                                              -----------------------------
Armstrong Containers, Inc.                        Delaware
BWAY Manufacturing, Inc.                          Delaware